Exhibit 99.1

Viveon Health Acquisition Corp. Announces the Separate Trading of its Common Stock, Warrants and Rights Commencing February 4, 2021

New York, February 1, 2021 (GLOBE NEWSWIRE) – Viveon Health Acquisition Corp. (the “Company” or “Viveon Health”) (NYSE American: VHAQU) announced that, commencing February 4, 2021, holders of the units sold in the Company’s initial public offering and upon exercise of the over-allotment option, of 20,125,000 units in the aggregate (consisting of 20,125,000 shares of common stock, 20,125,000 warrants to purchase 10,062,500 shares of common stock and rights to purchase 1,006,250 shares of common stock) completed on December 28, 2020 and December 30, 2020, respectively, may elect to separately trade the shares of common stock, warrants and rights included in the units. Those units not separated will continue to trade on the NYSE American under the symbol “VHAQU,” and the common stock, warrants and rights that are separated will trade on the NYSE American under the symbols “VHAQ,” “VHAQW,” and “VHAQR,” respectively.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus, copies of which may be obtained by contacting Chardan, 17 State Street, 21st Floor, New York, New York 10004 or telephone: 646-465-9001. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

Forward Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Rom Papadopoulos

CFO, Viveon Health Acquisition Corp.

404-861-5393

info@viveonhealth.com